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                                                                   Exhibit 23(b)
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              Consent of Independent Certified Public Accountants
              ---------------------------------------------------


     The Board of Directors
     MedChem Products, Inc.


     We consent to incorporation by reference in the 1994 Stock Option Plan Registration Statement on Form S-8 of MedChem Products, Inc. of our report dated October 7, 1994, relating to the consolidated balance sheets of MedChem Products, Inc. and subsidiaries as of August 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedules for each of the years in the three-year period ended August 31, 1994, which reports appear in the August 31, 1994 annual report on Form 10-K of MedChem Products, Inc.



                                    KPMG Peat Marwick LLP



     Boston, Massachusetts
     April 19, 1995